NEWS FOR IMMEDIATE RELEASE
April 18, 2017 For Further Information Contact:

John Iannone
Vice President, Investor Relations
(304) 905-7021
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces First Quarter 2017 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC), a multi-state bank holding company based in Wheeling, WV, today announced net income and related earnings per share for the three months ended March 31, 2017.  Net income for the three months ended March 31, 2017 was $25.9 million or $0.59 per diluted share compared to $22.9 million or $0.60 per diluted share for the first quarter of 2016.  Excluding after-tax merger-related expenses (non-GAAP measure), net income increased 14.6% to $26.2 million compared to $22.9 million for the first quarter of 2016, while diluted earnings per share totaled $0.60, compared to $0.60 per share for the first quarter of last year.
	For the Three Months Ended March 31,
	2017		2016
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 26,205	$ 0.60	$ 22,874	$ 0.60
Less: After tax merger-related expenses	(319)	(0.01)	-	-
Net income (GAAP)	$ 25,886	$ 0.59	$ 22,874	$ 0.60
(1) Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 11 under "Non-GAAP Financial Measures."

  Financial results for Your Community Bankshares, Inc. ("YCB") were included in WesBanco's results after September 9, 2016, the date of the consummation of the merger.  YCB, with approximately $1.5 billion of assets, was headquartered in New Albany, IN and operated through 34 financial centers in Indiana and Kentucky.  The YCB merger meshes well with WesBanco's strategic growth plans and contiguous market expansion, and expands the WesBanco franchise into new attractive growth markets.  WesBanco now has $9.8 billion in total assets and provides banking services through 173 branch locations in five states.

        "We are pleased with WesBanco's performance during the first quarter of 2017, as we continue to make progress on our growth strategies," said Mr. Clossin. "We remain focused on disciplined growth, expense management, and increasing long-term shareholder value.  Furthermore, our efficiency ratio of 56.0% improved more than 200 basis points compared to the fourth quarter of 2016, and approximately 70 basis points compared to full year 2016."

         Mr. Clossin added, "During February, we announced an 8.3% increase in our quarterly dividend rate to $0.26 per share, representing an 86% increase since 2010.  We are continuing to remix our balance sheet by reducing securities and increasing loans, which now represent 72% of average earning assets. In addition, our return on average assets has increased to 1.07%.  Over the last twelve months, we have generated more than $2 billion in loan originations, with our new Indiana and Kentucky markets contributing to that total.  Lastly, the merger with Your Community Bankshares, which converted during the fourth quarter, is generating nice returns and solid earnings accretion."

Financial Condition

Total assets at March 31, 2017 increased $1.2 billion, or 14.4%, compared to March 31, 2016. Portfolio loans increased $1.2 billion or 22.9% over the last twelve months with $1.0 billion from the YCB acquisition and $165.3 million, or 3.2% from organic loan growth. Expanded market areas and additional commercial personnel in our core markets provided the organic loan growth, which occurred primarily in commercial real estate, commercial and industrial and home equity lending categories, and was achieved through $2.1 billion in loan originations in the last twelve months, partially offset by certain large commercial real estate payoffs.  Total business loan originations were up approximately 19.4% over the last year.  The re-mix in average earning assets continued as securities as a percentage of total assets were reduced from 31.6% at March 31, 2016 to 26.9% at March 31, 2017, while loans have increased as a percentage of average earning assets to 72.4% from 67.0% in March of 2016.

Total deposits increased $1.0 billion or 16.3% during the last twelve months.  Total organic deposits, excluding CDs, increased 4.5%, driven by 11.1% organic growth in interest bearing and non-interest bearing demand deposits.  Reflecting customer preferences, total demand deposits, as of March 31, 2017, now represent 48.2% of total deposits, an increase from 41.6% a year ago.

WesBanco continues to maintain strong regulatory capital ratios after the YCB acquisition and implementation of the BASEL III capital standards.  At March 31, 2017, Tier I leverage was 9.97%, Tier I Risk-Based capital was 13.21%, Total Risk-Based capital was 14.22% and the Common Equity Tier 1 capital ratio ("CET 1"), was 11.28%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards. These ratios improved in the first quarter of 2017 as compared to year-end.  Total tangible equity to tangible assets (non-GAAP measure) was 8.40% at March 31, 2017, increasing from 8.20% at December 31, 2016, which reflects post-acquisition retained earnings and adjustments to accumulated other comprehensive income.  Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.26 per share, ten times over the last seven years, cumulatively representing an 86% increase.  The most recent increase was $0.02 per share per quarter during the first quarter of 2017.

Credit Quality

       Overall, most credit ratios continued to improve year-over-year, on a percentage basis. Non-performing loans (including TDRs), and criticized and classified loans all improved as a percentage of total portfolio loans from March 31, 2016. Total non-performing loans were 0.74% of total loans at March 31, 2017, decreasing from 0.85% of total loans at the end of the first quarter of 2016. Criticized and classified loans were 1.35% of total loans, improving from 1.65% at March 31, 2016. Past due loans at March 31, 2017 were 0.22% of total loans, compared to 0.31% at March 31, 2016.  Net charge-offs as a percentage of average portfolio loans of 0.15% in the first quarter of 2017 were minimally higher than the 0.12% in the first quarter of 2016.

The allowance for loan losses represented 0.70% of total portfolio loans at March 31, 2017 compared to 0.83% as of March 31, 2016.  If the acquired YCB and ESB loans (recorded at fair value at the date of acquisition of $1.7 billion) were excluded from the ratio, the allowance would approximate 0.96% of the adjusted loan total at March 31, 2017 compared to 1.09% prior to the 2015 ESB acquisition.  The provision for credit losses increased to $2.7 million in the first quarter of 2017 compared to $2.3 million in the first quarter of 2016 due primarily to loan growth.

Net Interest Income

The yield on earning assets has increased in each of the last five quarters, a total of 16 basis points, with 12 basis points of the increase occurring subsequent to the acquisition of YCB's higher yielding earning assets.  As a result, the net interest margin increased by 13 basis points to 3.42% in the first quarter of 2017 compared to 3.29% in the first quarter of 2016.  Yields increased on over 90% of earning assets, more than offsetting a 5 basis point increase in the cost of interest bearing liabilities as compared to the first quarter of 2016.  Net interest income increased $10.9 million or 18.2% in the first quarter of 2017 compared to the same quarter of 2016 due to a 23.3% increase in average loan balances and the increase in net interest margin noted above.  The increase in average loan balances in the first quarter of 2017 compared to the first quarter of 2016 was due to a combination of the acquisition and 3.2% organic loan growth highlighted by 6.7% of commercial loan growth. Approximately 8 basis points of accretion from prior acquisitions was included in the first quarter net interest margin compared to 7 basis points in the first quarter of 2016, and 10 basis points in the fourth quarter, when the net interest margin was 3.42%.

The 5 basis point increase in the cost of interest bearing liabilities is primarily due to an increase in the percentage of funding from, and increases in rates related to, subordinated debt and other borrowings. Average interest bearing deposits in 2017 increased 9.2%, as all interest bearing deposit types increased other than CDs.  Average non-interest bearing deposits increased 36.4% to $1.8 billion in the first quarter of 2017 compared to the same quarter in 2016.

Non-Interest Income

For the first quarter of 2017, non-interest income increased $3.5 million, or 18.0%, compared to the first quarter of 2016.  Trust fees increased $0.4 million, or 7.6%, as equity markets improved and trust assets increased 5.9% since the first quarter of 2016. Service charges on deposits increased $0.9 million, or 22.8%, and electronic banking fees increased $0.9 million or 25.6% through a larger customer deposit base from the addition of YCB.  Net gains on sale of mortgage loans increased $0.9 million primarily due to increases in mortgage loans sold into the secondary market as total mortgage loan volume increased by 35.3%.  Net securities gains decreased $1.1 million in the first quarter of 2017 compared to the first quarter of 2016, primarily due to calls of agency notes in the 2016 first quarter.  Other income increased $1.5 million due to a $0.7 million increase in commercial customer loan swap related income, and improvement in various other income categories, including YCB miscellaneous income.

Non-Interest Expense

The following comments on non-interest expense exclude merger-related expenses in both years.  Non-interest expense in the first quarter of 2017 grew $8.6 million or 18.9%, compared to the 2016 first quarter, principally due to the acquisition.  Salaries and wages increased $3.8 million or 19.9% due to increased compensation expense related to a 19.1% increase in full-time equivalent employees, primarily late in the third quarter of 2016 from the YCB acquisition, and routine annual adjustments to compensation. Employee benefits expense increased $1.1 million, or 16.0%, also primarily from the additional employees which increased health insurance expense and other benefits, and also due to seasonally higher payroll taxes. Increases in net occupancy and equipment were also primarily from costs related to the additional branches from the YCB acquisition and typical first quarter seasonal maintenance expenses. Post-conversion cost savings are continuing to be experienced after fourth quarter branch and system conversions were completed.  Other operating expenses increased $2.2 million or 23.8% through increases in certain other expenses including miscellaneous taxes, professional fees and postage and communications, also partially due to the acquisition.

Provision for Income Taxes

      The provision for income tax increased $1.9 million or 22.2% in the first quarter of 2017 compared to the first quarter of 2016, due to the adoption of a new accounting standard related to low income housing investment amortization which, in 2017, moved $0.5 million from other operating expense to the provision for income taxes. In addition, first quarter 2017 pre-tax income was 15.6% higher.  As a result, the effective tax rate increased to 29.09% compared to 27.54% in the first quarter of 2016.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company's financial results for the first quarter of 2017 at 3:00 p.m. ET on Wednesday, April 19, 2017.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10099580. The replay will begin at approximately 5:00 p.m. ET on April 19, and end at 12 a.m. ET on May 3. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $9.8 billion (as of March 31, 2017). WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies  maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with more than $3 billion of assets under management, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 173 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2016 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2017	2016	% Change
Loans, including fees	$ 64,898	$ 52,338	24.0
Interest and dividends on securities:
Taxable	9,596	10,217	(6.1)
Tax-exempt	4,891	4,521	8.2
Total interest and dividends on securities	14,487	14,738	(1.7)
Other interest income	539	525	2.7
Total interest and dividend income	79,924	67,601	18.2
Interest expense
Interest bearing demand deposits	1,093	507	115.6
Money market deposits	574	456	25.9
Savings deposits	181	165	9.7
Certificates of deposit	2,411	2,659	(9.3)
Total interest expense on deposits	4,259	3,787	12.5
Federal Home Loan Bank borrowings	2,836	3,068	(7.6)
Other short-term borrowings	297	82	262.2
Subordinated debt and junior subordinated debt	1,813	822	120.6
Total interest expense	9,205	7,759	18.6
Net interest income	70,719	59,842	18.2
Provision for credit losses	2,711	2,324	16.7
Net interest income after provision for credit losses	68,008	57,518	18.2
Non-interest income
Trust fees	6,143	5,711	7.6
Service charges on deposits	4,853	3,952	22.8
Electronic banking fees	4,528	3,604	25.6
Net securities brokerage revenue	1,762	1,896	(7.1)
Bank-owned life insurance	1,140	973	17.2
Net gains on sales of mortgage loans	1,440	548	162.8
Net securities gains	12	1,111	(98.9)
Net loss on other real estate owned and other assets	(76)	(18)	(322.2)
Other income	3,082	1,616	90.7
Total non-interest income	22,884	19,393	18.0
Non-interest expense
Salaries and wages	23,002	19,180	19.9
Employee benefits	8,210	7,077	16.0
Net occupancy	4,327	3,591	20.5
Equipment	4,042	3,428	17.9
Marketing	824	973	(15.3)
FDIC insurance	827	1,166	(29.1)
Amortization of intangible assets	1,273	730	74.4
Restructuring and merger-related expense	491	-	100.0
Other operating expenses	11,388	9,198	23.8
Total non-interest expense	54,384	45,343	19.9
Income before provision for income taxes	36,508	31,568	15.6
Provision for income taxes	10,622	8,694	22.2
Net Income	$ 25,886	$ 22,874	13.2

Taxable equivalent net interest income	$ 73,353	$ 62,276	17.8

Per common share data
Net income per common share - basic	$ 0.59	$ 0.60	(1.7)
Net income per common share - diluted	0.59	0.60	(1.7)
Dividends declared	0.26	0.24	8.3
Book value (period end)	30.92	29.87	3.5
Tangible book value (period end) (1)	17.61	17.17	2.6
Average common shares outstanding - basic	43,947,563	38,386,983	14.5
Average common shares outstanding - diluted	44,020,765	38,402,316	14.6
Period end common shares outstanding	43,953,051	38,362,534	14.6
(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands)
Selected ratios
	For the Three Months Ended
	March 31,
	2017	2016	% Change

Return on average assets	1.07%	1.08%	(0.93)%
Return on average equity	7.73	8.07	(4.21)
Return on average tangible equity (1)	14.03	14.40	(2.57)
Yield on earning assets (2)	3.85	3.70	4.05
Cost of interest bearing liabilities	0.57	0.52	9.62
Net interest spread (2)	3.28	3.18	3.14
Net interest margin (2)	3.42	3.29	3.95
Efficiency (1) (2)	56.00	55.52	0.86
Average loans to average deposits	89.21	83.22	7.20
Annualized net loan charge-offs/average loans	0.15	0.12	25.00
Effective income tax rate	29.09	27.54	5.63

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2017	2016	2016	2016	2016

Return on average assets	1.07%	0.98%	0.79%	1.05%	1.08%
Return on average equity	7.73	7.12	5.71	7.69	8.07
Return on average tangible equity (1)	14.03	13.01	10.02	13.55	14.40
Yield on earning assets (2)	3.85	3.84	3.73	3.71	3.70
Cost of interest bearing liabilities	0.57	0.55	0.53	0.53	0.52
Net interest spread (2)	3.28	3.29	3.20	3.18	3.18
Net interest margin (2)	3.42	3.42	3.32	3.30	3.29
Efficiency (1) (2)	56.00	58.13	55.81	57.04	55.52
Average loans to average deposits	89.21	87.63	87.26	84.99	83.22
Annualized net loan charge-offs/average loans	0.15	0.08	0.20	0.08	0.12
Effective income tax rate	29.09	25.90	24.94	26.78	27.54
Trust assets, market value at period end	$ 3,836,107	$ 3,723,142	$ 3,694,405	$ 3,660,736	$ 3,623,532
(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of
      income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the
      preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands, except shares)	% Change
Balance sheets	March 31,			December 31,	December 31, 2016
Assets	2017	2016	%Change	2016	to March 31, 2017
Cash and due from banks	$ 101,559	$ 148,128	(31.4)	$ 106,257	(4.4)
Due from banks - interest bearing	13,525	19,845	(31.8)	21,913	(38.3)
Securities:
Trading securities, at fair value	7,773	6,456	20.4	7,071	9.9
Available-for-sale, at fair value	1,225,069	1,374,306	(10.9)	1,241,176	(1.3)
Held-to-maturity (fair values of $1,071,009; $1,042,690 and $1,076,790, respectively)	1,057,753	1,004,925	5.3	1,067,967	(1.0)
Total securities	2,290,595	2,385,687	(4.0)	2,316,214	(1.1)
Loans held for sale	11,480	4,942	132.3	17,315	(33.7)
Portfolio loans:
Commercial real estate	2,952,603	2,304,886	28.1	2,873,511	2.8
Commercial and industrial	1,106,719	768,714	44.0	1,088,118	1.7
Residential real estate	1,367,132	1,238,227	10.4	1,383,390	(1.2)
Home equity	508,411	424,561	19.7	508,359	0.0
Consumer	377,307	399,997	(5.7)	396,058	(4.7)
Total portfolio loans, net of unearned income	6,312,172	5,136,385	22.9	6,249,436	1.0
Allowance for loan losses	(44,061)	(42,525)	(3.6)	(43,674)	(0.9)
Net portfolio loans	6,268,111	5,093,860	23.1	6,205,762	1.0
Premises and equipment, net	134,949	110,542	22.1	133,297	1.2
Accrued interest receivable	28,923	26,574	8.8	28,299	2.2
Goodwill and other intangible assets, net	591,539	490,688	20.6	593,187	(0.3)
Bank-owned life insurance	189,286	151,939	24.6	188,145	0.6
Other assets	170,914	137,176	24.6	180,488	(5.3)
Total Assets	$ 9,800,881	$ 8,569,381	14.4	$ 9,790,877	0.1
Liabilities
Non-interest bearing demand	$ 1,844,003	$ 1,327,906	38.9	$ 1,789,522	3.0
Interest bearing demand	1,599,536	1,225,068	30.6	1,546,890	3.4
Money market	1,029,440	940,244	9.5	995,477	3.4
Savings deposits	1,253,652	1,095,819	14.4	1,213,168	3.3
Certificates of deposit	1,419,104	1,553,855	(8.7)	1,495,822	(5.1)
Total deposits	7,145,735	6,142,892	16.3	7,040,879	1.5
Federal Home Loan Bank borrowings	937,104	1,039,254	(9.8)	968,946	(3.3)
Other short-term borrowings	115,643	76,630	50.9	199,376	(42.0)
Subordinated debt and junior subordinated debt	164,177	106,196	54.6	163,598	0.4
Total borrowings	1,216,924	1,222,080	(0.4)	1,331,920	(8.6)
Accrued interest payable	2,422	2,070	17.0	2,204	9.9
Other liabilities	76,647	56,429	35.8	74,466	2.9
Total Liabilities	8,441,728	7,423,471	13.7	8,449,469	(0.1)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2017 and 2016, respectively; 43,953,051; 38,546,042 and 43,931,715 shares issued, respectively; 43,953,051; 38,362,534 and 43,931,715 shares outstanding, respectively
	91,568	80,304	14.0	91,524	0.0
Capital surplus	681,471	516,260	32.0	680,507	0.1
Retained earnings	611,528	563,592	8.5	597,071	2.4
Treasury stock ( 0; 183,508 and 0 shares - at cost, respectively)	(0)	(5,335)	100.0	-	-
Accumulated other comprehensive loss	(24,841)	(8,357)	(197.2)	(27,126)	8.4
Deferred benefits for directors	(573)	(554)	(3.4)	(568)	(0.9)
Total Shareholders' Equity	1,359,153	1,145,910	18.6	1,341,408	1.3
Total Liabilities and Shareholders' Equity	$ 9,800,881	$ 8,569,381	14.4	$ 9,790,877	0.1

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended March 31,
	2017		2016
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 13,926	0.52%	$ 56,624	0.36%
Loans, net of unearned income (1)	6,278,718	4.19	5,093,095	4.13
Securities: (2)
Taxable	1,603,337	2.39	1,770,384	2.31
Tax-exempt (3)	726,658	4.14	632,800	4.40
Total securities	2,329,995	2.94	2,403,184	2.86
Other earning assets	47,025	4.43	45,801	4.14
Total earning assets (3)	8,669,664	3.85%	7,598,704	3.70%
Other assets	1,111,813		953,016
Total Assets	$ 9,781,477		$ 8,551,720

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,536,282	0.29%	$ 1,189,494	0.17%
Money market accounts	1,038,584	0.22	959,813	0.19
Savings deposits	1,227,190	0.06	1,084,358	0.06
Certificates of deposit	1,454,245	0.67	1,580,357	0.68
Total interest bearing deposits	5,256,301	0.33	4,814,022	0.32
Federal Home Loan Bank borrowings	949,001	1.21	1,041,115	1.19
Other borrowings	197,358	0.61	87,031	0.38
Subordinated debt and junior subordinated debt	163,913	4.49	106,196	3.11
Total interest bearing liabilities	6,566,573	0.57%	6,048,364	0.52%
Non-interest bearing demand deposits	1,781,513		1,306,270
Other liabilities	75,789		57,572
Shareholders' equity	1,357,602		1,139,514
Total Liabilities and Shareholders' Equity	$ 9,781,477		$ 8,551,720
Taxable equivalent net interest spread		3.28%		3.18%
Taxable equivalent net interest margin		3.42%		3.29%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale.
      Loan fees included in interest income on loans are $0.6 million and $0.7 million for the three months ended
      March 31, 2017 and 2016, respectively.  Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.3 million and $0.8 million for the three months ended
      March 31, 2017 and 2016, respectively, while accretion on  interest bearing liabilities acquired from the prior acquisitions was $0.5 million for both the three months ended March 31, 2017 and 2016, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	2017	2016	2016	2016	2016
Loans, including fees	$ 64,898	$ 66,135	$ 55,822	$ 52,697	$ 52,338
Interest and dividends on securities:
Taxable	9,596	9,359	9,137	9,775	10,217
Tax-exempt	4,891	4,770	4,559	4,540	4,521
Total interest and dividends on securities	14,488	14,129	13,696	14,315	14,738
Other interest income	539	555	574	573	525
Total interest and dividend income	79,924	80,819	70,092	67,585	67,601
Interest expense
Interest bearing demand deposits	1,093	975	691	643	507
Money market deposits	574	510	444	450	456
Savings deposits	181	194	173	165	165
Certificates of deposit	2,411	2,585	2,592	2,583	2,659
Total interest expense on deposits	4,259	4,264	3,900	3,841	3,787
Federal Home Loan Bank borrowings	2,836	2,881	3,005	3,031	3,068
Other short-term borrowings	297	179	118	99	82
Subordinated debt and junior subordinated debt	1,813	1,807	1,043	840	822
Total interest expense	9,205	9,131	8,066	7,811	7,759
Net interest income	70,719	71,688	62,026	59,774	59,842
Provision for credit losses	2,711	2,128	2,214	1,811	2,324
Net interest income after provision for credit losses	68,008	69,560	59,812	57,963	57,518
Non-interest income
Trust fees	6,143	5,470	5,413	5,036	5,711
Service charges on deposits	4,853	5,474	4,733	4,176	3,952
Electronic banking fees	4,528	4,268	3,945	3,742	3,604
Net securities brokerage revenue	1,762	1,330	1,473	1,750	1,896
Bank-owned life insurance	1,140	1,154	995	942	973
Net gains on sales of mortgage loans	1,440	484	814	683	548
Net securities gains	12	63	598	585	1,111
Net (loss) / gain on other real estate owned and other assets	(76)	383	184	214	(18)
Other income	3,082	2,794	2,862	2,463	1,616
Total non-interest income	22,884	21,420	21,017	19,591	19,393
Non-interest expense
Salaries and wages	23,002	24,145	21,225	19,731	19,180
Employee benefits	8,210	7,267	6,275	7,332	7,077
Net occupancy	4,327	4,272	3,647	3,220	3,591
Equipment	4,042	4,234	3,557	3,402	3,428
Marketing	824	1,515	1,295	1,608	973
FDIC insurance	827	764	961	1,099	1,166
Amortization of intangible assets	1,273	1,334	837	697	730
Restructuring and merger-related expense	491	2,684	9,883	694	-
Other operating expenses	11,388	12,083	9,921	9,577	9,198
Total non-interest expense	54,384	58,298	57,601	47,360	45,343
Income before provision for income taxes	36,508	32,682	23,228	30,194	31,568
Provision for income taxes	10,622	8,464	5,793	8,085	8,694
Net Income	$ 25,886	$ 24,218	$ 17,435	$ 22,109	$ 22,874

Taxable equivalent net interest income	$ 73,353	$ 74,256	$ 64,481	$ 62,219	$ 62,276

Per common share data
Net income per common share - basic	$ 0.59	$ 0.55	$ 0.44	$ 0.58	$ 0.60
Net income per common share - diluted	$ 0.59	$ 0.55	$ 0.44	$ 0.58	$ 0.60
Dividends declared	$ 0.26	$ 0.24	$ 0.24	$ 0.24	$ 0.24
Book value (period end)	$ 30.92	$ 30.53	$ 30.71	$ 30.31	$ 29.87
Tangible book value (period end) (1)	$ 17.61	$ 17.19	$ 17.38	$ 17.64	$ 17.17
Average common shares outstanding - basic	43,947,563	43,887,781	39,715,516	38,373,610	38,386,983
Average common shares outstanding - diluted	44,020,765	43,935,815	39,743,291	38,410,393	38,402,316
Period end common shares outstanding	43,953,051	43,931,715	43,860,883	38,411,343	38,362,534
Full time equivalent employees	1,934	1,928	1,936	1,650	1,624
(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2017		2016		2016		2016		2016
Non-performing assets:
Troubled debt restructurings - accruing	$ 7,194		$ 7,646		$ 8,605		$ 8,979		$ 9,550
Non-accrual loans:
Troubled debt restructurings	3,273		3,546		3,759		4,121		4,517
Other non-accrual loans	36,054		28,238		26,897		28,334		29,343
Total non-accrual loans	39,327		31,784		30,656		32,455		33,860
Total non-performing loans	46,521		39,430		39,261		41,434		43,410
Other real estate and repossessed assets	8,033		8,346		9,794		4,481		5,329
Total non-performing assets	$ 54,554		$ 47,776		$ 49,055		$ 45,915		$ 48,739

Past due loans (1):
Loans past due 30-89 days	$ 11,426		$ 16,029		$ 17,569		$ 10,392		$ 11,888
Loans past due 90 days or more	2,766		3,739		2,392		2,263		4,186
Total past due loans	$ 14,192		$ 19,768		$ 19,961		$ 12,655		$ 16,074

Criticized and classified loans (2):
Criticized loans	$ 36,900		$ 24,778		$ 35,468		$ 26,543		$ 31,410
Classified loans	48,112		49,965		52,909		52,789		53,182
Total criticized and classified loans	$ 85,012		$ 74,743		$ 88,377		$ 79,332		$ 84,592

Loans past due 30-89 days / total portfolio loans	0.18%		0.26%		0.28%		0.20%		0.23%
Loans past due 90 days or more / total portfolio loans	0.04		0.06		0.04		0.04		0.08
Non-performing loans / total portfolio loans	0.74		0.63		0.63		0.80		0.85
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.86		0.76		0.79		0.89		0.95
Non-performing assets / total assets	0.56		0.49		0.50		0.55		0.57
Criticized and classified loans / total portfolio loans	1.35		1.20		1.42		1.53		1.65

Allowance for loan losses
Allowance for loan losses	$ 44,061		$ 43,674		$ 42,755		$ 43,328		$ 42,525
Provision for credit losses	2,711		2,128		2,214		1,811		2,324
Net loan and deposit account overdraft charge-offs	2,347		1,213		2,798		1,013		1,532

Annualized net loan charge-offs /average loans	0.15%		0.08%		0.20%		0.08%		0.12%
Allowance for loan losses / total portfolio loans	0.70%		0.70%		0.69%		0.84%		0.83%
Allowance for loan losses / non-performing loans	0.95	x	1.11	x	1.09	x	1.05	x	0.98	x
Allowance for loan losses / non-performing loans and
loans past due	0.73	x	0.74	x	0.72	x	0.80	x	0.71	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2017		2016		2016		2016		2016
Capital ratios
Tier I leverage capital	9.97%		9.81%		10.90%		9.71%		9.46%
Tier I risk-based capital	13.21		13.16		12.95		13.62		13.30
Total risk-based capital	14.22		14.18		13.95		14.40		14.06
Common equity tier 1 capital ratio (CET 1)	11.28		11.28		11.07		11.88		11.58
Average shareholders' equity to average assets	13.88		13.82		13.91		13.60		13.32
Tangible equity to tangible assets (3)	8.40		8.20		8.26		8.56		8.15
(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2017	2016	2016	2016	2016
Return on average tangible equity:
Net income (annualized)	$ 104,982	$ 96,344	$ 69,361	$ 88,922	$ 91,999
Plus: amortization of intangibles (annualized) (1)	3,356	3,451	2,164	1,822	1,908
Net income before amortization of intangibles (annualized)	108,338	99,795	71,525	90,744	93,907

Average total shareholders' equity	1,357,602	1,352,813	1,214,813	1,156,923	1,139,514
Less: average goodwill and other intangibles, net of def. tax liability	(585,365)	(585,529)	(500,752)	(487,085)	(487,210)
Average tangible equity	$ 772,237	$ 767,284	$ 714,061	$ 669,838	$ 652,304

Return on average tangible equity	14.03%	13.01%	10.02%	13.55%	14.40%

Efficiency ratio:
Non-interest expense	$ 54,384	$ 58,298	$ 57,601	$ 47,360	$ 45,343
Less: restructuring and merger-related expense	(491)	(2,684)	(9,883)	(694)	-
Non-interest expense excluding restructuring and merger-related expense	53,893	55,614	47,718	46,666	45,343

Net interest income on a fully taxable equivalent basis	73,353	74,256	64,481	62,219	62,276
Non-interest income	22,884	21,420	21,017	19,591	19,393
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 96,237	$ 95,676	$ 85,498	$ 81,810	$ 81,669
Efficiency Ratio	56.00%	58.13%	55.81%	57.04%	55.52%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 25,886	$ 24,218	$ 17,435	$ 22,109	$ 22,874
Add: After-tax merger-related expenses (1)	319	1,745	6,424	451	-
Net income, excluding after-tax merger-related expenses	$ 26,205	$ 25,963	$ 23,859	$ 22,560	$ 22,874

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.59	$ 0.55	$ 0.44	$ 0.58	$ 0.60
Add: After-tax merger-related expenses per diluted share (1)	0.01	0.04	0.16	0.01	-
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.60	$ 0.59	$ 0.60	$ 0.59	$ 0.60

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2017	2016	2016	2016	2016
Tangible book value:
Total shareholders' equity	$ 1,359,153	$ 1,341,408	$ 1,347,151	$ 1,164,420	$ 1,145,910
Less: goodwill and other intangible assets, net of def. tax liability	(585,123)	(586,403)	(584,690)	(486,913)	(487,267)
Tangible equity	774,030	755,005	762,461	677,507	658,643

Common shares outstanding	43,953,051	43,931,715	43,860,883	38,411,343	38,362,534

Tangible book value	$ 17.61	$ 17.19	$ 17.38	$ 17.64	$ 17.17

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,359,153	$ 1,341,408	$ 1,347,151	$ 1,164,420	$ 1,145,910
Less: goodwill and other intangible assets, net of def. tax liability	(585,123)	(586,403)	(584,690)	(486,913)	(487,267)
Tangible equity	774,030	755,005	762,461	677,507	658,643

Total assets	9,800,881	9,790,877	9,812,384	8,397,424	8,569,381
Less: goodwill and other intangible assets, net of def. tax liability	(585,123)	(586,403)	(584,690)	(486,913)	(487,267)
Tangible assets	$ 9,215,758	$ 9,204,474	$ 9,227,694	$ 7,910,511	$ 8,082,114

Tangible equity to tangible assets	8.40%	8.20%	8.26%	8.56%	8.15%

(1) Tax effected at 35%.